EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-50385 of Chrysler Financial Corporation on Form S-3 of our report dated January 18, 1994 appearing in this Annual Report on Form 10-K of Chrysler Financial Corporation for the year ended December 31, 1993.

/s/ Deloitte & Touche
Detroit, Michigan

February 4, 1994